Exhibit 99.2

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Condensed Consolidated Financial Statements
March 31, 2016 and December 31, 2015
(With Independent Auditors’ Review Report Thereon)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Table of Contents

Page(s)

Independent Auditors' Review Report	1-2
Condensed Consolidated Financial Statements:
Condensed Consolidated Balance Sheets	3
Condensed Consolidated Statements of Income	4
Condensed Consolidated Statements of Comprehensive Income	5
Condensed Consolidated Statements of Cash Flows	6
Notes to Condensed Consolidated Financial Statements	7-12

Independent Auditors’ Review Report
The Members
Bright House Networks, LLC:

Report on the Financial Statements
We have reviewed the condensed consolidated financial statements of Bright House Networks, LLC and its subsidiaries (the Company), which comprise the condensed consolidated balance sheet as of March 31, 2016, and the related condensed consolidated statements of income, comprehensive income and cash flows for the three month periods ended March 31, 2016 and 2015.
Management’s Responsibility
The Company’s management is responsible for the preparation and fair presentation of the condensed financial information in accordance with U.S. generally accepted accounting principles; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with U.S. generally accepted accounting principles.
Auditors’ Responsibility
Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.
Conclusion
Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated financial information referred to above for it to be in accordance with U.S. generally accepted accounting principles.

Report on Condensed Balance Sheet as of December 31, 2015
We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of December 31, 2015, and the related consolidated statements of income, comprehensive income, changes in member’s equity, and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited consolidated financial statements in our report dated March 4, 2016. In our opinion, the accompanying condensed consolidated balance sheet of Bright House Networks, LLC and its subsidiaries as of December 31, 2015 is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

/s/ KPMG LLP

New York, New York
May 6, 2016

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
December 31, 2015 and 2014
(In thousands of dollars)

	March 31,	December 31,
	2016	2015
Assets	(Unaudited)
Current Assets:
Cash and cash equivalents	$162,927	73,297
Accounts receivable-trade, net of allowances of $20,543 and
$20,908 as of March 31, 2016 and December 31, 2015, respectively	143,309	167,220
Other current assets	33,501	41,080
Total current assets	339,737	281,597

Property, plant and equipment, net	2,182,066	2,186,222
Investments	10,854	10,420
Goodwill	12,746	12,746
Intangible assets, net (note 3)	859,247	860,894
Other assets	11,008	11,292
Total assets	$3,415,658	3,363,171

Liabilities and Member's Equity
Accounts payable and other current liabilities (note 4)	$333,864	352,448
Current maturities of long-term debt (note 5)	42,857	342,857
Deferred revenue	69,854	67,955
Total current liabilities	446,575	763,260

Long-term debt (note 5)	128,571	128,571
Other liabilities (note 6)	454,961	447,063
Total liabilities	1,030,107	1,338,894

Commitments and contingencies (note 10)
Member's equity	2,385,551	2,024,277
Total liabilities and member's equity	$3,415,658	3,363,171

See accompanying notes to condensed consolidated financial statements.

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(In thousands of dollars)
(Unaudited)

	Three months ended
	March 31
	2016	2015

Revenues:
Subscriber	$965,035	929,635
Advertising and other	50,130	48,015
Total revenues	1,015,165	977,650

Costs, expenses and other:
Operating expenses	684,804	667,539
Depreciation and amortization	112,357	110,676
Gain from disposal of assets, net	(678)	(388)
Income from equity investments	(647)	(242)
Interest, net	5,018	7,172
Total costs, expenses and other	800,854	784,757

Net income	$214,311	192,893

See accompanying notes to condensed consolidated financial statements.

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(In thousands of dollars)
(Unaudited)

	Three months ended
	March 31
	2016	2015

Net income	$214,311	192,893
Change in unrecognized amounts included in pension and
postretirement obligations	1,963	3,175
Comprehensive income	$216,274	196,068

See accompanying notes to condensed consolidated financial statements.

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands of dollars)
(Unaudited)

	Three months ended
	March 31
	2016	2015
Cash flows from operating activities:
Net income	$214,311	192,893
Adjustments to reconcile net income to cash flows from
operating activities:
Depreciation and amortization	112,357	110,676
Income from equity investments	(647)	(242)
Gain on disposal of assets, net	(678)	(388)
Change in operating assets and liabilities:
Accounts receivable	23,911	22,019
Other current assets	7,579	(3,812)
Other assets	652	(389)
Accounts payable and other liabilities	(8,723)	11,408
Deferred revenue	1,899	12,359
Net cash provided by operating activities	350,661	344,524

Cash flows from investing activities:
Capital expenditures	(105,506)	(139,856)
Franchise expenditures	(1,203)	(6,668)
Purchases of marketable securities	—	(89,419)
Proceeds from sale and maturities of marketable securities	—	89,910
Acquisitions of investments and other assets	—	(265)
Transfer from restricted cash	—	1,450
Proceeds from sale of other assets	678	388
Net cash used in investing activities	(106,031)	(144,460)

Cash flows from financing activities:
Member distributions	(45,000)	—
Capital contributions	190,000	—
Repayment of senior note	(300,000)	—
Net cash used in financing activities	(155,000)	—

Net increase in cash and cash equivalents	89,630	200,064
Cash and cash equivalents at beginning of period	73,297	653,714
Cash and cash equivalents at end of period	$162,927	853,778

Interest paid	$17,344	18,911

See accompanying notes to condensed consolidated financial statements.

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
March 31, 2016 and December 31, 2015
(Unaudited)

(1)	Organization and Summary of Significant Accounting Policies

(a)	Description of Business

Bright House Networks, LLC and subsidiaries (BHN or the Company) is a cable operator with its primary markets in Florida, Michigan, Alabama, Indiana and California. The Company provides its subscribers with video, high‑speed data and digital phone services. The Company also sells advertising on its cable systems to local and national advertisers.

The Company is a wholly owned subsidiary of Time Warner Entertainment‑Advance/Newhouse (TWE‑A/N). TWE‑A/N is a partnership between Advance/Newhouse Partnership (A/N) and a subsidiary of Time Warner Cable Inc. (TWC). A/N is the manager of the Company and is entitled to 100% of its economic benefits.

(b)	Interim Financial Statements

The condensed consolidated financial statements are unaudited; however, in the opinion of management, they contain all the adjustments (consisting of those of a normal recurring nature) considered necessary to present fairly, in all material respects, the financial position, results of operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America (GAAP) applicable to interim periods. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. The condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2015, which report was dated March 4, 2016.

(c)	Basis of Consolidation

The accompanying condensed consolidated financial statements include all of the accounts and all entities that are majority‑owned by the Company and are required to be consolidated in accordance with GAAP. The Company has eliminated intercompany accounts and transactions among consolidated entities.

(d)	Revenues and Costs

The Company pays for programming provided to its subscribers under joint contracts with TWC. Amounts paid to TWC for programming and other services were $264.7 million and $255.9 million for the three months ended March 31, 2016 and March 31, 2015, respectively. At March 31, 2016 and December 31, 2015, unpaid balances due to TWC were $176.9 million and $160.3 million, respectively. Such amounts are included in accounts payable and other current liabilities in the accompanying condensed consolidated balance sheets.

7	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
March 31, 2016 and December 31, 2015
(Unaudited)

In the normal course of business, the Company is assessed nonincome related taxes by governmental authorities, including franchising authorities, and collects such taxes from its subscribers. The Company’s policy is that, in instances where the tax is being assessed directly on the Company, amounts paid to governmental authorities and amounts received from subscribers are recorded on a gross basis. That is, amounts paid to governmental authorities are recorded as operating expenses and amounts received from subscribers are recorded as revenues. The amount of such fees included as a component of revenues was $23.9 million and $23.6 million for the three months ended March 31, 2016 and March 31, 2015, respectively.

(e)	Fair Value Disclosures

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy, as defined below, gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

Level 1 -	Defined as observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 -
Defined as observable inputs other than Level 1 inputs. These include quoted prices for similar assets or liabilities in an active market, quoted prices for identical assets and liabilities that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -	Defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of accounts receivable, accounts payable, and other current liabilities approximates fair value because of the relatively short maturity of these items.

(f)	Use of Estimates

The accompanying condensed consolidated financial statements are prepared in accordance with GAAP, which requires that management make estimates and assumptions that affect the reported amounts. Actual results could differ from these estimates.

Significant estimates inherent in the preparation of the accompanying condensed consolidated financial statements include accounting for asset impairments, allowances for doubtful accounts, investments, depreciation and amortization, pension benefits, and contingencies. Allocation methodologies used to prepare the accompanying condensed consolidated financial statements are based on estimates and are described in the notes, where appropriate.

8	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
March 31, 2016 and December 31, 2015
(Unaudited)

(2)	Charter Agreement

On March 31, 2015, A/N entered into an agreement (the Agreement) with Charter Communications, Inc. (Charter) whereby Charter will acquire the BHN business (with the exception of certain excluded assets and liabilities). On May 26, 2015, Charter and TWC announced that they had entered into an agreement to merge, following which Charter and A/N amended their Agreement. Following the closing of the merger between Charter and TWC and the acquisition of BHN by Charter (which transactions are expected to close sequentially), A/N is expected to own between 14% and 13% of the combined Charter‑TWC‑BHN business (depending on final elections of cash versus stock available to shareholders of TWC), on an as‑converted, as‑exchanged basis.

The Agreement, as amended, between Charter and A/N is subject to several conditions, including, the completion of the merger between Charter and TWC and regulatory approvals.

(3)	Intangible Assets

Intangible assets and related accumulated amortization consist of the following:

	March 31, 2016			December 31, 2015
	Gross Carrying Amount	Accumulated Amortization	Total	Gross Carrying Amount	Accumulated Amortization	Total
	(In thousands)

Indefinite-lived cable franchise rights	$801,760	—	801,760	801,760	—	801,760

Finite-lived intangible assets:
Renewal of cable franchise rights	49,338	(36,411)	12,927	48,706	(35,899)	12,807
Deferred right-of-way costs	93,293	(51,033)	42,260	93,071	(49,241)	43,830
Trade names and subscriber lists	1,564	(1,017)	547	1,564	(938)	626
Other	5,530	(3,777)	1,753	5,530	(3,659)	1,871

	149,725	(92,238)	57,487	148,871	(89,737)	59,134
Total intangible
assets, net	$951,485	(92,238)	859,247	950,631	(89,737)	860,894

(4)	Accounts Payable and Other Current Liabilities

Accounts payable and other current liabilities consist of the following:

	March 31,	December 31,
	2016	2015
	(In thousands)

Accounts payable	$66,065	81,455
Amount owed to TWC	176,940	160,345
Other	90,859	110,648

Total accounts payable and other current liabilities	$333,864	352,448

9	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
March 31, 2016 and December 31, 2015
(Unaudited)

(5)	Long‑Term Debt

The following table summarizes the Company’s debt arrangements:

			Balance outstanding
		Principal	March 31,	December 31,
Type	Maturity	Amount	2016	2015
			(In thousands)

Senior notes	2016	300,000	—	300,000
Senior notes	2019	300,000	171,428	171,428
Revolving credit	2018	500,000	—	—

Total		$1,100,000	171,428	471,428
Less current portion			42,857	342,857

Total long-term debt			$128,571	128,571

The Company’s debt had an estimated fair value of $189.4 million and $491.6 million as of March 31, 2016 and December 31, 2015, respectively. The estimated fair value of the Company’s privately held debt was based on available interest rates for debt issuances with similar terms and remaining maturities. Unrealized gains or losses on debt do not result in the realization or expenditure of cash and are not recognized for financial reporting purposes unless the debt is retired prior to its maturity.

The Company is required to maintain certain financial covenants and is in compliance with those covenants as of March 31, 2016. In the event of a change in control, the Company is required to give written notice to each holder containing an offer to prepay the senior notes at a price of 100% of the principal amount of the senior notes plus accrued and unpaid interest, accrued to such date of prepayment, plus a make‑whole amount.

Interest expense for the instruments above, (inclusive of the amortization of deferred financing fees and other fees) was $5.6 million and $9.6 for the three months ended March 31, 2016 and March 31, 2015, respectively.

(6)	Other Liabilities

Other liabilities consist of the following:

	March 31,	December 31,
	2015	2015
	(In thousands)

Accrued pension benefits	$405,985	394,670
Other	48,976	52,393

Total other liabilities	$454,961	447,063

10	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
March 31, 2016 and December 31, 2015
(Unaudited)

(7)	Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss consists of the following:

	March 31,	December 31,
	2016	2015
	(In thousands)

Cumulative net unrecognized loss on pension and other
postretirement employee benefits	$(181,447)	(183,410)

(8)	Pension and Other Postretirement Benefits

The Company sponsors a funded pension plan, the Bright House Networks Pension Plan (the Plan). The Plan provides employees with retirement benefits in accordance with benefit provision formulas based on years of service and compensation. Additionally, the Company sponsors unfunded supplemental pension benefit plans for a select group of management and highly compensated employees and provides postretirement healthcare to retirees and eligible dependents.

A summary of the components of the net periodic benefit costs for the Company’s pension and postretirement benefit plans are as follows:

	Three months ended
	March 31
	2016	2015
	(In thousands)

Service cost	$10,263	10,850
Interest cost	8,287	7,599
Expected return on plan assets	(6,325)	(5,425)
Amortization of net loss	1,963	3,175

Net periodic pension cost	$14,188	16,199

Contribution to the plan	$200	9,637

On April 11, 2016, the Company amended the Plan whereby it will be frozen on May 31, 2016. As a result of the freeze, the Company expects to recognize an estimated curtailment gain of approximately $141 million which will reduce projected benefit obligation and accumulated other comprehensive loss.

11	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
March 31, 2016 and December 31, 2015
(Unaudited)

(9)	Related Party Transactions

Advance Publications, Inc. and its wholly owned subsidiaries (Advance) is a related party to the Company due to its ownership of A/N (note 1). Amounts due from Advance (included within other current assets in the accompanying condensed consolidated balance sheets at March 31, 2016 and December 31, 2015) are as follows:

	March 31,	December 31,
	2016	2015
	(In thousands)

Total due from advance, net	$474	12,842

The accompanying condensed consolidated statements of income include allocations from Advance for certain corporate administrative expenses. Total allocated corporate expense was $18.8 million and $18.3 million for the three months ended March 31, 2016 and March 31, 2015, respectively, which is recorded by the Company as a component of operating expense within the accompanying condensed consolidated statements of income. Additionally, the Company recognized interest income of $0.5 million in each of the three months ended March 31, 2016 and March 31, 2015 pursuant to its revolving credit agreement with Advance. The aforementioned interest income is recorded as a component of interest, net within the accompanying condensed consolidated statements of income.

(10)	Commitments and Contingencies

The Company has certain pending lawsuits, which, in the opinion of management, will not have a material adverse effect upon the financial condition of the Company.

(11)	Subsequent Events

The Company has evaluated subsequent events that have occurred through May 6, 2016, the date which the accompanying consolidated financial statements were available to be issued, and has determined there were no additional material events since the balance sheet date of this report requiring disclosure or adjustment to the accompanying consolidated financial statements.